EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350

In connection with the Form 10-K (the “Report”) of Ferro Corporation (the “Company”) for the period ending September 30, 2014, I, Jeffrey L. Rutherford, Vice President and Chief Financial Officer of the Company, certify that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey L. Rutherford

Jeffrey L. Rutherford
Vice President and Chief Financial Officer

Date: October 27, 2014